                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                             VIEWPOINT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

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

                                (VIEWPOINT LOGO)

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 10, 2003

TO THE STOCKHOLDERS OF VIEWPOINT CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Viewpoint Corporation, a Delaware corporation (the "Company"), will be held on Wednesday, December 10, 2003, at 10:00 a.m., local time, at the Marriott Marquis, 1535 Broadway, 9th Floor, New York, NY, for the following purposes:

          1. To elect six directors to serve for the ensuing year and until their successors are duly elected and qualified.

          2. To ratify the selection of PricewaterhouseCoopers LLP as independent accountants for the Company for the 2003 fiscal year.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice.

     Only stockholders of record at the close of business on October 29, 2003 are entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the meeting in person. To ensure your representation at the meeting, however, you are urged to authorize your proxy by following one of the following steps as promptly as possible:

          1. Complete, date, sign and return the enclosed proxy card (a postage-prepaid envelope is enclosed for that purpose); or

          2. Vote via the Internet (see the instructions on the enclosed proxy card); or

          3. Vote via telephone (toll-free) in the United States and Canada (see the instructions on the enclosed proxy card).

     The Internet and telephone voting procedures are designed to authenticate stockholders' identities, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded. The Company has been advised by counsel that the procedures which have been put in place are consistent with the requirements of applicable law. Specific instructions to be followed by any registered stockholder interested in voting via the Internet or telephone are set forth on the enclosed proxy card.

     Any stockholder attending the meeting may vote in person even if he or she has returned a proxy card or voted via the Internet or telephone.

                                          Sincerely yours,

                                          BRIAN J. O'DONOGHUE
                                          General Counsel and Secretary

New York, New York
November 5, 2003

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, OR VOTE VIA THE INTERNET OR TELEPHONE.

                             VIEWPOINT CORPORATION
                               498 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10018
                                 (212) 201-0800
                             ---------------------

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                               DECEMBER 10, 2003

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     The enclosed proxy is solicited on behalf of the Board of Directors of Viewpoint Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Wednesday, December 10, 2003 at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Marriott Marquis, 1535 Broadway, 9th Floor, New York, NY.

     These proxy solicitation materials and the Company's Annual Report to Stockholders for the year ended December 31, 2002, including financial statements, are being mailed on or about November 5, 2003 to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND VOTING SECURITIES

     Stockholders of record at the close of business on October 29, 2003 are entitled to notice of and to vote at the meeting. At the record date, 45,998,007 shares of common stock, $0.001 par value, of the Company were issued and outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use, whether the proxy was given by telephone, via the Internet or by proxy card. The proxy may be revoked by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by making an authorized Internet or telephone communication on a later date in accordance with the instructions on the enclosed proxy card. It may also be revoked by attendance at the meeting and voting in person.

VOTING AND SOLICITATION

     Proxies properly given and not revoked will be voted in accordance with the specifications made. Where no specifications are given, such proxies will be voted as the management of the Company may propose. If any matter not described in this proxy statement is properly presented for action at the meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote according to their best judgment.

     Each stockholder is entitled to one vote for each share of common stock on all matters presented at the meeting. Stockholders do not have the right to cumulative voting in the election of directors.

     The cost of soliciting proxies will be borne by the Company. The Company may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and employees, without additional compensation, personally or by telephone or telegram.

QUORUM; REQUIRED VOTES; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transactions of business being voted on at this year's Annual Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the record date. Shares that are voted "FOR," "AGAINST," "WITHHELD" or "ABSTAIN" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting with respect to such matter.

     With respect to the election of directors, Delaware law requires the affirmative vote of the holders of a plurality of the common stock present and entitled to vote on the election of directors at the Annual Meeting. Therefore, for purposes of the election of directors, abstentions will have no effect on the outcome of the vote, although they will be counted toward the presence of a quorum.

     The affirmative vote of a majority of the votes cast is required to adopt all other proposals being voted on at this year's Annual Meeting. Although there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining the total number of votes cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     The Delaware Supreme Court has held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. The Company intends to treat broker non-votes in a manner consistent with this holding. Thus, a broker non-vote will not affect the outcome of the voting on any of the proposals at the Annual Meeting.

                                 PROPOSAL ONE:

                             ELECTION OF DIRECTORS

NOMINEES

     Unless otherwise specified, all proxies received will be voted in favor of the election of the persons named below as directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting or until a successor has been elected and qualified.

     There is no family relationship among any directors or executive officers of the Company.

JERRY S. AMATO

     Mr. Amato, 44, has been a Director of the Company and its Chief Executive Officer since August 2003. From July 1995 through September 1998, Mr. Amato served as President and Chief Operating Officer of Vanstar Corporation, a leading provider of services and products designed to build, manage and enhance personal computer network infrastructures with 1998 revenues exceeding $2.8 billion. From September 1998 until joining the Company in August 2003, Mr. Amato served as a principal of the Flatiron Group in New York, a business strategy and planning advisory service. In March 1998, Mr. Amato led the formation of Technology Access Action Coalition/ACT, a Washington-based organization promoting innovation and growth in the technology sector, and served as its Chairman until November 1999.

THOMAS BENNETT

     Mr. Bennett, 47, has been a Director of the Company since November 2000. He has been with Computer Associates International, Inc. since 1988 and has been serving as its Senior Vice President of Business Development since April 1997. On February 8, 2000, he became a director of Metastream Corporation, a subsidiary of the Company, from Metastream's formation in June 1999 until its merger with the Company in November 2000.

JAMES E. CRABBE

     Mr. Crabbe, 57, became a Director of the Company in March 2003. Mr. Crabbe served as President of the Crabbe Huson Group, Inc., a registered investment advisor, from 1980 until the time of its sale to Liberty Financial Services, Inc. in 1998. Crabbe Huson had over $5.5 billion in assets under management at the time of its sale to Liberty Financial. Mr. Crabbe remained an employee of Liberty until 2000. Mr. Crabbe is currently chairman of the board of directors of VendingData Corporation, a company in the business of designing and manufacturing machines used in the gambling industry.

STEPHEN M. DUFF

     Mr. Duff, 40, became a Director of the Company in May 2003. Mr. Duff is the Chief Investment Officer of The Clark Estates, Inc. Prior to joining The Clark Estates in 1995, Mr. Duff was a Vice President of The Portfolio Group, a subsidiary of the Chemical Banking Corporation. Mr. Duff is a 1985 graduate of Stonehill College. Currently he serves on two other public company boards, The Casual Male Retail Group, Inc. and Easylink Services Corporation, Inc. Mr. Duff also serves on the Board of the Clara Welch Thanksgiving Home, Inc., a non-profit elderly care facility in Cooperstown, New York.

SAMUEL H. JONES, JR.

     Mr. Jones, 70, has been a Director of the Company since April 1992. He has been President of S-J Venture Capital Company since 1991. Mr. Jones founded S-J Transportation Company, an industrial waste transportation company, in 1971 and served as its President until 2002. Mr. Jones is a director of Fulton Financial Corp.

ROBERT E. RICE

     Mr. Rice, 49, has been a Director of the Company since April 2000 and served as President and Chief Executive Officer from April 2000 until August 2003. Mr. Rice currently serves as Executive Chairman of the Board of Directors. Mr. Rice joined the Company in 1997 upon the Company's acquisition of Real Time Geometry, a company Mr. Rice co-founded in 1995. Mr. Rice served as Vice President of Strategic Affairs at the Company from 1997 until September 1999. He was the President and director of Metastream Corporation, a subsidiary of the Company, from its formation in June 1999 until its merger with and into the Company in November 2000. Before founding Real Time Geometry, Mr. Rice was a partner at the law firm of Milbank, Tweed, Hadley and McCloy LLP, where he advised on various corporate, tax, and intellectual property issues.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES SET FORTH ABOVE.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors of the Company held nine meetings during fiscal year 2002. Each director who served as a director in fiscal year 2002 and who is nominated for re-election attended each meeting held during fiscal year 2002.

     The Board of Directors has an audit committee (the "Audit Committee") which consists of Thomas Bennett, serving as Chairman, Samuel H. Jones, Jr. and Lennert J. Leader, who is not standing for re-election to the Board of Directors. The Audit Committee's primary function is to review the financial statements and the internal financial reporting system and controls of the Company with the Company's management and independent auditors, recommend resolutions for any disputes between the Company's management and its auditors, review with the outside auditor the scope of the audit, the auditor's fees and related matters, and review other matters relating to the relationship of the Company with the auditors, including their engagement and discharge. The Audit Committee held seven meetings during fiscal year 2002 with full attendance at each meeting by each member standing for re-election to the Board.

     The Board of Directors has a compensation committee (the "Compensation Committee") which consists of Samuel H. Jones, Jr., serving as Chairman, Thomas Bennett, and, since March 2003, James Crabbe. Bruce

R. Chizen served on the Compensation Committee throughout 2002 and until his resignation from the Board of Directors of the Company effective January 31, 2003. The Compensation Committee's primary function is to develop and monitor compensation arrangements for the officers and directors of the Company, and monitor stock option activity for the Company. The Compensation Committee held two meetings during fiscal 2002 and acted once by unanimous written consent. Each member of the Compensation Committee attended each meeting held during his tenure.

REPORT OF THE AUDIT COMMITTEE

     The members of the Audit Committee are all independent directors who are qualified for service under the NASD listing standards. The Audit Committee acts under a written charter first adopted and approved by the Board of Directors in 2000.

     The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon.

     In the performance of its oversight function, the Audit Committee reviewed and discussed with management and the independent auditors the Company's audited financial statements. The Audit Committee also discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 relating to communication with audit committees. In addition, the Audit Committee received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 relating to independence discussions with audit committees, the Audit Committee discussed with the independent auditors that firm's independence, and considered whether the independent auditor's provision of non-audit services to the Company is compatible with maintaining the auditor's independence.

     The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's 2002 Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE
                                          Thomas Bennett, Chairperson
                                          Lennert J. Leader
                                          Samuel H. Jones, Jr.

PRINCIPAL ACCOUNTING FIRM FEES

  AUDIT FEES

     The aggregate fees billed by the Company's principal accounting firm PricewaterhouseCoopers LLP for professional services rendered for the audit of the annual financial statements for the fiscal year ended December 31, 2002 and review of the financial statements included in the Forms 10-Q for that year were approximately $280,000.

  FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     PricewaterhouseCoopers LLP did not perform financial information systems design and implementation services in 2002. Accordingly, no amounts were billed by PricewaterhouseCoopers LLP for such services.

  ALL OTHER FEES

     The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to the Company, other than services described above under "Audit Fees", for the fiscal year ended December 31, 2002 were approximately $105,000. The majority of these fees relate to tax services. The Audit Committee determined that the provision of the non-audit services provided is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

COMPENSATION OF DIRECTORS

     The Company compensates each of its non-employee directors as follows: each non-employee director is paid (i) $2,500 at the end of each fiscal quarter in which he or she is a director, (ii) $1,000 for each regular Board meeting he or she attends, and (iii) $500 for each Board committee meeting he or she attends; provided, however, that if more than one committee meeting is held on the same day or a Board meeting and one or more committee meetings are held on the same day, no more than the initial $500 or $1,000, as the case may be, is paid to any director for all such meetings attended by such director on such date.

     Non-employee directors participate in the Company's 1995 Director Option Plan (the "Director Plan"). Under the Director Plan, each non-employee director who joins the Board is automatically granted a non statutory option to purchase 20,000 shares of Common Stock on the date upon which such person first becomes a director. In addition, each non-employee director automatically receives a non statutory option to purchase 5,000 shares of Common Stock on January 1 of each year, provided the director has been a member of the Board for at least six months. The exercise price of each option granted under the Director Plan is equal to the fair market value of the Common Stock on the date of grant. The 20,000 share grant vests at a rate of one-eighth of the option shares upon the end of the first six-month period after the date of grant and one-forty-eighth of the remaining option shares per month thereafter, provided the optionee remains a director of the Company. The 5,000 share grant vests at the rate of one-half of the option shares upon the end of the first six-month period after the date of grant and one-twelfth of the remaining option shares per month thereafter, provided the optionee remains a director of the Company. Options granted under the Director Plan have a term of ten years unless terminated sooner, whether upon termination of the optionee's status as a director or otherwise pursuant to the Director Plan.

     In accordance with the compensation arrangements described above, the Company granted options to acquire 5,000 shares of Company common stock to each of Messrs. Bennett, Chizen, Jones, and Leader under the Director Plan at an exercise price of $6.29, the closing price of the Company's common stock on NASDAQ on January 2, 2002.

EXECUTIVE OFFICERS

ALES HOLECEK, SENIOR VICE PRESIDENT, TECHNOLOGY

     Mr. Holecek joined Viewpoint in 1996, serving as an Associate Engineer from August 1996 to November 1999, Director of Engineering from December 1999 through April 2001, and Senior Vice President of Technology since May 2001. Mr. Holecek holds a B.S and M.S. in Computer Science from the Czech Technical University in Prague, Czech Republic.

WILLIAM H. MITCHELL, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

     Mr. Mitchell has served as Chief Financial Officer of the Company since August 2003. From July 2002 to August 2003, Mr. Mitchell served as Chief Financial Officer of MaxWorldwide, Inc., an Internet-based provider of marketing solutions for advertisers and Web publishers. From January 2001 to July 2002, Mr. Mitchell served as Chief Financial Officer for Tally Systems, Inc., a software development company. He served as Executive Vice President and Chief Financial Officer of Bigfoot Interactive, an Internet advertising company, from July 1999 to January 2001, and as Chief Operating Officer of Bigfoot Interactive from October 1998 to July 1999. Mr. Mitchell graduated with an A.B. from Dartmouth College, an MS./M.B.A. degree from Northeastern University, and became a licensed certified public accountant in 1982.

THOMAS MORGAN, SENIOR VICE PRESIDENT, OPERATIONS

     Mr. Morgan joined Viewpoint in March 2002 as General Manager of Enterprise Solutions. Before joining Viewpoint, Mr. Morgan was a senior partner of Fusion Technologies, Inc., a multi-national IT consulting firm specializing in web application development and integrated offshore software development. In this role, he was responsible for all strategic and operational activities of the Company. Prior to entering the technology industry, Mr. Morgan served as a corporate and finance attorney in the Boston area. Mr. Morgan holds a Juris Doctorate from Boston College Law School and a BA in Economics from Harvard University.

BRIAN O'DONOGHUE, SENIOR VICE PRESIDENT AND GENERAL COUNSEL

     Mr. O'Donoghue was an attorney at Milbank, Tweed, Hadley, and McCloy LLP, specializing in corporate and litigation matters from 1995 until joining the Company as General Counsel in May 2000. Mr. O'Donoghue received his Juris Doctorate from Fordham University School of Law in 1995.

EXECUTIVE COMPENSATION

     The following table presents certain information with respect to annual compensation and long-term compensation awarded during fiscal years 2000, 2001, and 2002 to the Company's then-current Chief Executive Officer and its five other most highly compensated executive officers as of December 31, 2002 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                             SECURITIES
                                 ANNUAL COMPENSATION                         UNDERLYING
                             ---------------------------    OTHER ANNUAL      COMPANY       ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY      BONUS      COMPENSATION      OPTIONS      COMPENSATION
---------------------------  ----   --------   ---------    ------------    ------------   ------------
Robert Rice(1).............  2002   $330,000          --     $   16,564(2)          --       $12,953(3)
  Chairman, President and    2001    330,000          --     $   18,004(4)   1,200,000            --
  Chief Executive Officer    2000    275,000   1,309,959(5)   1,107,160(6)     287,500            --
Paul Kadin(7)..............  2002    200,000          --             --             --            --
  Executive Vice President,  2001    200,000      35,000             --             --            --
  Business Development       2000    155,589      30,000             --        460,000            --
Jeff Kaplan(8).............  2002    206,083          --             --             --            --
  Executive Vice President,  2001    219,771      50,000             --        460,000            --
  Business Affairs
Sreekant Kotay(9)..........  2002    200,000          --             --             --            --
  Executive Vice President,  2001    200,000          --             --             --            --
  Technology Marketing       2000    170,000          --             --             --            --
  and Strategy
Brian O'Donoghue...........  2002    200,000          --             --        200,000            --
  Executive Vice President   2001    187,499          --             --             --            --
  and General Counsel        2000    100,000      30,000             --        230,000            --
Anders Vinberg(10).........  2002    200,000          --             --             --            --
  Executive Vice President,  2001    200,000          --             --             --            --
  Technology, Engineering    2000     66,667          --             --      1,185,000            --
  and Information Systems

---------------

 (1) Currently serving as Executive Chairman of the Board of Directors.

 (2) Represents auto allowance of $9,660 and reimbursement in 2002 for taxes paid for life insurance premiums for 2000 and 2001 and for period beginning in April 2002 and ending in April 2003.

 (3) Represents reimbursement in 2002 for life insurance premiums for 2000 and 2001 and for beginning in April 2002 and ending in April 2003.

 (4) Represents auto allowance.

 (5) Represents loan forgiveness of $1,244,959, triggered by contractually specified events which occurred during 2000, and annual bonus of $65,000.

 (6) Represents amount reimbursed for the payment of taxes due for the principal and interest on the loan described in footnote (2) and auto allowance of $30,500.

 (7) Resigned from the Company as of March 2003.

 (8) Separated from the Company as of September 2003.

 (9) Resigned from the Company as of October 2003.

(10) Resigned from the Company as of December 2002.

STOCK OPTION GRANTS

     The following table presents information regarding stock options granted to the Named Executive Officers during 2002. In accordance with the rules of the SEC, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation from the option exercise price of 5% and 10%, compounded annually. These amounts do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of Company common stock.

                             OPTION GRANTS IN 2002

                                             INDIVIDUAL GRANTS
                          -------------------------------------------------------    POTENTIAL REALIZABLE VALUES
                          NUMBER OF       PERCENT OF                                 AT ASSUMED ANNUAL RATES OF
                          SECURITIES     TOTAL OPTIONS                              STOCK PRICE APPRECIATION FOR
                          UNDERLYING      GRANTED TO                                         OPTION TERM
                           OPTIONS       EMPLOYEES IN    EXERCISE OR   EXPIRATION   -----------------------------
NAME                       GRANTED        FISCAL YEAR    BASE PRICE       DATE           5%             10%
----                      ----------     -------------   -----------   ----------   ------------   --------------
Brian O'Donoghue........    200,000(1)       11.98%         $4.08       08/08/12      $513,178       $1,300,494

---------------

(1) Twenty-five percent (25%) of the shares subject to the option vest on the first anniversary of the date of grant and one thirty-sixth vests each month thereafter.

     The following table presents information with respect to options to purchase Company common stock exercised during fiscal year 2002 by the Named Executive Officers, and the value of unexercised options at December 31, 2002.

           OPTION EXERCISES IN 2002 AND FISCAL YEAR-END OPTION VALUES

                                                       NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                            SHARES                 OPTIONS AT DECEMBER 31, 2002       DECEMBER 31, 2002(1)
                          ACQUIRED ON    VALUE     -----------------------------   ---------------------------
NAME                       EXERCISE     REALIZED   EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                      -----------   --------   ------------   --------------   -----------   -------------
Robert E. Rice..........        --            --    1,431,644       1,328,021       $761,875       $100,625
Paul Kadin..............        --            --      352,667         107,333             --             --
Jeff Kaplan.............        --            --      210,833         249,167             --             --
Sreekant Kotay..........    25,200      $124,526      904,154         116,146       $702,675       $116,146
Brian O'Donoghue........        --            --      164,834         265,166             --             --
Anders Vinberg..........        --            --      946,875         238,125             --             --

---------------

(1) The value of unexercised, in-the-money options is the difference between the exercise price of the options and the fair market value of Company common stock at December 31, 2002 ($1.87).

AGREEMENTS WITH EXECUTIVE OFFICERS

     The Company entered into agreements with Messrs. Amato, Holecek, Mitchell, Morgan, O'Donoghue, and Rice.

     The Company entered into an employment agreement with Mr. Amato in August 2003 for a two-year term. The agreement provides for an annual base salary of $395,000, a signing bonus of $50,000, and additional bonuses based on the Company's achievement of certain financial targets. Mr. Amato was granted an option to acquire 1,250,000 shares of common stock at an exercise price of $0.72 per share, the closing price of the Company's common stock on the day immediately preceding the commencement of Mr. Amato's employment. Fifty percent (50%) of the shares subject to the option vest on each of the first and second anniversaries of Mr. Amato's employment. However, if Mr. Amato's employment is terminated by the Company without cause (as defined) or by Mr. Amato for good reason (as defined), Mr. Amato is entitled to receive an amount equal to two times his base salary and all outstanding options issued to Mr. Amato would immediately vest and become exercisable. In addition, if Mr. Amato's employment is terminated within one year following a change in control of the Company (as defined), Mr. Amato would be entitled to receive two times his base salary and all options issued to Mr. Amato would immediately vest and become exercisable.

     The Company entered into an employment agreement with Mr. Holecek in 1996 under which the Company retained Mr. Holecek as Associate Engineer for an annual base salary of $40,000. Mr. Holecek has been promoted several times since starting with the Company and now serves as Senior Vice President of Technology at an annual base salary of $200,000. In 2003, the Company entered into a termination protection agreement with Mr. Holecek which provides that Mr. Holecek would be entitled to receive a payment equal to two times his base salary and all outstanding options issued to Mr. Holecek would vest and become exercisable in the event that Mr. Holecek's employment is terminated under certain circumstances following a change in control of the Company.

     The Company entered into an employment with Mr. Mitchell in July 2003 under which Mr. Mitchell agreed to serve as Chief Financial Officer for a two-year term. The agreement provides for an annual base salary of $225,000, a minimum annual bonus of $25,000, and an annual discretionary bonus based on the achievement of management-based objectives of up to $50,000. In accordance with the agreement, the Company granted to Mr. Mitchell an option to acquire 350,000 shares of common stock at an exercise price of $0.77 per share, the closing price of the Company's common stock on the day immediately preceding the commencement of Mr. Mitchell's employment. The agreement further provides that the Company will grant to Mr. Mitchell an option to acquire an additional 150,000 shares of common stock on the first anniversary of his starting date at an exercise price equal to the closing price of the Company's common stock on that day. Twenty-five percent (25%) of the shares subject to the options vest on the first anniversary of the date of grant and one-thirty-sixth of the remaining shares vest monthly thereafter. However, if Mr. Mitchell's employment is terminated by the Company without cause (as defined) or by Mr. Mitchell for good reason (as defined), within the first year of Mr. Mitchell's employment, Mr. Mitchell would be entitled to receive an amount equal to 50% of his base salary and 50% of the unvested portion of issued options would immediately vest in Mr. Mitchell and become exercisable. If such termination occurs after the first anniversary of Mr. Mitchell's employment, 100% percent of the shares subject to issued options would vest in Mr. Mitchell and Mr. Mitchell would be entitled to receive a payment equal to his base salary. In addition, if the Company enters into an agreement with a third party in the first year of Mr. Mitchell's employment that leads to a change in control of the Company (as defined) and Mr. Mitchell's employment is terminated within one year following the change in control, Mr. Mitchell would be entitled to receive an amount equal to his base salary and 50% of unvested options would immediately vest in Mr. Mitchell and remain exercisable. If the Company enters into an agreement with a third party that leads to a change in control after the first anniversary of Mr. Mitchell's employment and Mr. Mitchell's employment is terminated within one year following the change in control, Mr. Mitchell would be entitled to receive two times his base salary and the options issued to Mr. Mitchell would immediately vest and become exercisable.

     The Company entered into an employment agreement with Mr. Morgan in March 2002 under which the Company retained Mr. Morgan as General Manager of the Company's enterprise solutions group at an annual base salary of $175,000 and a bonus based on revenue generated by the enterprise solutions group. Mr. Morgan's position at the Company subsequently changed to senior vice president of operations and Mr. Morgan's salary has been increased to $200,000 per year. Under the agreement, the Company issued to Mr. Morgan an option to acquire 125,000 shares of common stock at an exercise price of $5.73. Twenty-five percent (25%) of the shares subject to the option vested on the first anniversary of the date of grant and one-thirty-sixth of the remaining shares vest monthly thereafter. In 2003, the Company entered into a termination protection agreement with Mr. Morgan which provides that Mr. Morgan would be entitled to receive a payment equal to two times his base salary and all outstanding options issued to Mr. Morgan would vest and become exercisable in the event that Mr. Morgan's employment is terminated under certain circumstances following a change in control of the Company.

     The Company entered into an employment agreement with Mr. O'Donoghue in April 2000 under which Mr. O'Donoghue agreed to serve as General Counsel of the Company and the Company agreed to pay to Mr. O'Donoghue a base salary of $150,000 per year and to grant to Mr. O'Donoghue an option to acquire

200,000 shares of the Company's common stock. The agreement further provides that if Mr. O'Donoghue's employment is terminated by the Company without cause (as defined) or is terminated by Mr. O'Donoghue for good reason (as defined), Mr. O'Donoghue will receive an amount equal to his base salary and the unvested portion of all stock options held by Mr. O'Donoghue would immediately vest and become exercisable. In 2003, the Company entered into a termination protection agreement with Mr. O'Donoghue which provides that Mr. O'Donoghue would be entitled to receive a payment equal to three times his base salary and all outstanding options issued to Mr. O'Donoghue would vest and become exercisable in the event that Mr. O'Donoghue's employment is terminated under certain circumstances following a change in control of the Company.

     The Company entered into an employment agreement with Mr. Rice in December 2001 under which Mr. Rice agreed to serve as President and Chief Executive Officer of the Company for a two-year term ending December 31, 2003. The agreement provides for an annual base salary of $330,000. Under the agreement, the Company granted to Mr. Rice two options to purchase shares of the Company's common stock at a price of $3.88 per share, the fair market value of the Company's common stock on the date of grant. One of the stock option grants provides Mr. Rice with the option to acquire 200,000 shares, with 25% of the total grant vesting on the first anniversary of date of grant and the remainder vesting at the rate of 1/36th per month thereafter. The second option grant provides Mr. Rice with the option to acquire 1,000,000 shares (the "Performance-Based Option"). Six and three-tenths percent (6.3%) of the shares subject to the Performance-Based Option will vest at the end of each fiscal quarter in which the Company achieves financial goals established by the Board of Directors. If the Company does not achieve such financial goals, the allotted shares will not vest and Mr. Rice will have no right to exercise the option with respect to the allotted shares except in accordance with the following. If there is a change in control of the Company (as defined in the employment agreement), a percentage of the unvested portion of the Performance-Based Option will vest equal to the multiple of the exercise price received by the Company as consideration in the change in control. For example, if the per share consideration received by the Company in the change in control is twice the exercise price of the Performance-Based Option, fifty percent of the unvested portion of the Performance-Based Option will vest.

     Mr. Rice's employment agreement provides that if his employment is terminated by the Company without cause (as defined in the agreement), or by Mr. Rice under circumstances where the Company reduced Mr. Rice's duties without his consent, Mr. Rice would be entitled to immediate vesting of all of his unvested Company stock options (other than the Performance-Based Option) and severance pay equal to twice his annual base salary. The Company and Mr. Rice entered into an amendment to Mr. Rice's employment agreement in July 2003 under which Mr. Rice and the Company agreed that a change in Mr. Rice's position and title to Executive Chairman of the Board of Directors would not trigger Mr. Rice's right to terminate the employment agreement and receive the enhanced separation benefits. The agreement was further amended to extend Mr. Rice's employment to December 31, 2004 and to provide that any options vested in Mr. Rice at the termination of his employment would remain exercisable by Mr. Rice for a period of three years thereafter. Also in 2003, the Company entered into a termination protection agreement with Mr. Rice which provides that Mr. Rice would be entitled to receive a payment equal to three times his base salary and all outstanding options issued to Mr. Rice would vest and become exercisable in the event that Mr. Rice's employment is terminated under certain circumstances following a change in control of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee is a former or current officer or employee of the Company. No interlocking relationship exists between any member of the Compensation Committee and any member of any other company's board of directors or compensation committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee administers the Company's stock option plans and determines the compensation of executive officers of the Company, other than the Chief Executive Officer whose compensa-tion is determined by all non-employee directors of the Company on the basis of recommendations submitted by the Compensation Committee.

     The Compensation Committee is comprised of only non-employee directors who are appointed by the Board of Directors.

  COMPENSATION PHILOSOPHY

     The Company operates in the competitive and rapidly changing environment of high technology businesses. The Company's compensation philosophy is based on the belief that achievement in this environment is enhanced by the coordinated efforts of all individuals working toward common objectives. The goals of the Company's compensation program are to align compensation with the Company's business objectives and performance, to foster teamwork and to enable the Company to attract, retain and reward employees who contribute to the Company's long-term success.

  COMPENSATION COMPONENTS

     The Company's executive officers are compensated with a salary and stock option awards. Certain executive officers are also sometimes eligible for bonuses. The Committee assesses the past performance and anticipated future contribution, and considers the total compensation (earned or potentially available) of each executive officer in establishing each element of compensation.

     Salary. The salaries of the executive officers are determined by the Committee with reference to salaries paid to executives with similar responsibilities at comparable companies, generally in the high technology industry. The peer group for each executive officer is composed of executives whose responsibilities are similar in scope and content. The Company seeks to set executive compensation levels that are competitive with the average levels of peer group compensation.

     Stock Options. Stock option awards are designed to align the interests of executives with the long-term interests of the stockholders. The Committee approves option grants subject to vesting periods (usually 48 months) to retain executives and encourage sustained contributions. The exercise price of options is typically not less than the closing market price on the date of grant. These options will acquire value only to the extent that the price of Company common stock increases relative to the market price at the date of grant. In some cases, options only vest if the Company or the individual achieves performance goals established by the Board of Directors.

     Bonus. Although the Company has had incentive compensation plans under which executive officers may be eligible to receive cash bonuses in prior years, no such plan was in place for fiscal year 2002. Targets for sales growth and operating income generally determine whether and to what extent incentive compensation payments will be made under such plans and individual payments are typically based on the Company's achievement of these targets. The Committee approved the payment of a bonus to one executive officer in 2003 in recognition of his services rendered in 2002. The Company paid no other cash bonuses to executive officers in or for fiscal year 2002.

  CHIEF EXECUTIVE OFFICER'S COMPENSATION

     The Company entered into an employment agreement with Mr. Rice in December 2001 for a two-year term ending December 31, 2003 which provides for an annual base salary of $330,000. In addition, the Company granted Mr. Rice two options to purchase shares of the Company's common stock at a price of $3.88 per share, the fair market value of the Company's common stock on the date of grant. One of the stock option grants provides Mr. Rice with the option to acquire 200,000 shares, with 25% of the total grant vesting on the first anniversary of the date of grant and the remainder vesting at the rate of 1/36th per month thereafter. The second option grant provided Mr. Rice with the option to acquire 1,000,000 shares. Vesting of the right to acquire these shares was primarily conditioned on the Company's achievement of financial goals established by the Board of Directors from time to time. If the Company does not achieve such goals, the allotted shares would not vest in Mr. Rice and Mr. Rice will have no right to exercise the option with respect to the allotted shares except in limited circumstances involving a change in control of the Company (as defined in the employment agreement).

     In August 2003, the Company retained Mr. Amato to serve as Chief Executive Officer and entered into an employment agreement with Mr. Amato having a two-year term and compensation and other provisions approved by the full Board of Directors. In connection with the retention of Mr. Amato, Mr. Rice and the Board of Directors agreed that Mr. Rice's role would change to Executive Chairman and his employment with the Company would be extended to December 31, 2004.

     In determining its Chief Executive Officers' compensation, the Company made reference to several surveys of compensation of chief executive officers of similarly-situated companies and considered their respective roles in leading the Company.

                                          COMPENSATION COMMITTEE
                                          Samuel H. Jones, Jr., Chairperson
                                          Thomas Bennett
                                          James E. Crabbe

STOCKHOLDER RETURN COMPARISON

     The following graph shows a five-year comparison of the cumulative total return on Company Common Stock from December 31, 1997 and ending December 31, 2002, the CRSP Total Return Index for the NASDAQ Stock Market (U.S. companies) and the CRSP Total Return Index for the NASDAQ Computer and Data Processing Services Stocks (SIC 737). The graph assumes that $100 was invested on December 31, 1997, and that all dividends are reinvested. Historic stock price performance should not be considered indicative of future stock price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
            AMONG VIEWPOINT CORPORATION, THE NASDAQ STOCK MARKET --
          US INDEX, AND THE NASDAQ COMPUTER AND DATA PROCESSING INDEX

----------------------------------------------------------------------------------------------------------
MEASUREMENT PERIOD                                              NASDAQ STOCK        NASDAQ COMPUTER AND
(FISCAL YEAR COVERED)                            VIEWPOINT      MARKET -- US          DATA PROCESSING
----------------------------------------------------------------------------------------------------------
 1997                                               100              100                    100
 1998                                                48              141                    178
 1999                                                77              261                    392
 2000                                                49              158                    181
 2001                                                61              125                    145
 2002                                                17               87                    100

STOCK PERFORMANCE GRAPH

                              (PERFORMANCE GRAPH)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

     The following table sets forth certain information as of October 28, 2003 regarding the only persons known by the Company to own, directly or indirectly, more than five percent of the Company's Common

Stock. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

                                                                       PERCENTAGE
                                                      NUMBER OF            OF
NAME AND ADDRESS OF BENEFICIAL OWNER                    SHARES          CLASS(1)
------------------------------------               ----------------   -------------
G. Randall Hecht (2).............................     3,804,300            8.1
     RS Management Co. LLC
     RS Investment Management, L.P.
     388 Market Street
     Suite 200
     San Francisco, CA 94111
Computer Associates..............................     3,744,093            8.0
     One Computer Associates Plaza
     Islandia, NY 11749
Kevin S. Moore (3)...............................     3,684,810            7.9
     The Clark Estates
     One Rockefeller Plaza, 31st Floor
     New York, NY 10020
James E. Crabbe (4)..............................     3,055,600            6.5
     1305 SW Myrtle Court
     Portland, OR 97201

(1) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of October 28, 2003 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name. Percentage ownership is based on 45,998,007 shares of Common Stock outstanding on October 28, 2003.

(2) According to information contained in a 13G filed with the SEC on July 31, 2003 by RS Investment Management Co. LLC, RS Investment Management, L.P., and RS Diversified Growth Fund, these shares of the Company's Common Stock are beneficially owned by (i) RS Investment Management, L.P., a registered investment advisor, (ii) RS Diversified Growth Fund, a registered investment company, and (iii) RS Investment Management Co. LLC. RS Investment Management Co. LLC is the General Partner of RS Investment Management, L.P.
    G. Randall Hecht is a control person of RS Investment Management Co. LLC and RS Investment Management L.P.

(3) These shares of the Company's Common Stock are beneficially owned by (i) The Clark Estates, Inc, a New York corporation, and (ii) Federal Partners, L.P., a limited partnership, the general partner of which is Ninth Floor Corporation. The Clark Estates, Inc. has the sole power to vote or to direct the vote and to dispose of or direct the disposition of all the shares. Mr. Moore is the President and a director of the Clark Estates. Stephen Duff, a Director of the Company and a nominee for re-election to the Board of Directors of the Company, is the Chief Investment Officer of The Clark Estates, Inc. Mr. Duff disclaims beneficial ownership of all but 3,098 of these shares.

(4) These shares of the Company's Common Stock were beneficially owned by (i) the James E. Crabbe Revocable Trust, of which Mr. Crabbe is the trustee,
    (ii) the Phileo Foundation, of which Mr. Crabbe has investment discretion, and (iii) the James E. Crabbe IRA, of which Mr. Crabbe has investment discretion. Mr. Crabbe, who is a Director of the Company and a nominee for re-election to the Board of Directors of the Company, does not directly own any shares of the issuer.

SECURITY OWNERSHIP OF MANAGEMENT, DIRECTORS, AND NOMINEES

     The following table sets forth information with respect to the beneficial ownership of the Company's Common Stock, as of October 28, 2003, by the Company's directors, nominees for election as directors, Named Executive Officers, and all directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

                                                                                  COMMON
                                                                                  STOCK
                                          NUMBER OF                                AND         PERCENTAGE OF
NAME                                        SHARES        VESTED OPTIONS(1)   VESTED OPTIONS     CLASS(2)
----                                   ----------------   -----------------   --------------   -------------
Samuel H. Jones, Jr..................        940,055            200,855          1,140,910          2.5
Thomas Bennett(3)....................             --             16,980             16,980            *
James E. Crabbe......................      3,055,600              3,594          3,059,194          6.8
Stephen Duff(4)......................          3,098              2,865              5,963            *
Lennert J. Leader(5).................             --             16,980             16,980            *
Robert Rice..........................             --          1,648,102          1,648,102          3.7
Paul Kadin...........................          3,500                 --              3,500            *
Jeffrey J. Kaplan....................             --            297,083            297,083            *
Sreekant Kotay.......................             --          1,111,688          1,111,688          2.5
Brian O'Donoghue.....................             --            277,501            277,501            *
Anders Vinberg.......................             --                 --                 --            *
All directors and executive officers
  as a group (11 persons)............      3,995,655          2,401,545          6,397,200         14.2
All directors and executive officers
  and Computer Associates
  International, Inc., The Clark
  Estates, Inc. and America Online,
  Inc................................     13,149,558          2,401,545         15,551,103         34.4

---------------

 *  Percentage of shares beneficially owned is less than one percent of total.

(1) Represents shares issuable upon exercise of options to purchase Company Common Stock that are exercisable within 60 days of October 28, 2003.

(2) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of October 28, 2003 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name. Percentage ownership is based on 45,998,007 shares of Common Stock outstanding on October 28, 2003.

(3) Mr. Bennett is Senior Vice President of Computer Associates International, Inc., which owns 3,744,093 shares of Company Common Stock. Mr. Bennett disclaims beneficial ownership of the shares owned by Computer Associates.

(4) Mr. Duff is the Chief Investment Officer of the Clark Estates, Inc. The Clark Estates, Inc. owns 3,684,810 shares of Company Common Stock. Mr. Duff disclaims beneficial ownership of all but 3,098 of the shares owned by the Clark Estates, Inc.

(5) Mr. Leader is President of AOL Time Warner Ventures, a division of AOL Time Warner Inc. AOL Time Warner Inc. owns 1,725,000 shares of Company Common Stock. Mr. Leader disclaims beneficial ownership of the shares owned by AOL Time Warner Inc.

EQUITY COMPENSATION PLAN INFORMATION

     The following table summarizes the Company's equity compensation plans as of December 31, 2002:

                                                                         NUMBER OF SECURITIES
                                                  WEIGHTED AVERAGE      REMAINING AVAILABLE FOR
                       NUMBER OF SECURITIES TO        PRICE OF           FUTURE ISSUANCE UNDER
                       BE ISSUED UPON EXERCISE      OUTSTANDING        EQUITY COMPENSATION PLANS
                       OF OUTSTANDING OPTIONS,   OPTIONS, WARRANTS,      (EXCLUDING SECURITIES
                        WARRANTS, AND RIGHTS         AND RIGHTS        REFLECTED IN COLUMN (A))
                       -----------------------   ------------------   ---------------------------
PLAN CATEGORY                    (A)                    (B)                       (C)
-------------          -----------------------   ------------------   ---------------------------
Equity compensation
  plans approved by
  security holders...         9,504,595                 3.75                    830,858
Equity compensation
  plans not approved
  by security
  holders............                --                   --                         --
Total................         9,504,595                 3.75                    830,858

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, certain officers, and persons who own more than ten percent of a registered class of the Company's securities, to file with the SEC reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the year ended December 31, 2002, its officers, directors and greater-than ten percent stockholders complied with all Section 16(a) filing requirements.

                                 PROPOSAL TWO:

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors, upon recommendation of the Audit Committee, has selected PricewaterhouseCoopers LLP, independent accountants, to audit the Company's financial statements for the fiscal year ending December 31, 2003. This selection will be presented to the stockholders for ratification at the Annual Meeting. If the stockholders fail to ratify this selection, the Board of Directors will reconsider its selection. PricewaterhouseCoopers LLP has audited the Company's financial statements since the Company's inception. A representative of PricewaterhouseCoopers LLP is expected to be in attendance at the Annual Meeting and will have the opportunity to make a statement. The representative will also be available to respond to appropriate questions.

RECOMMENDATION OF BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S ACCOUNTANTS FOR FISCAL YEAR 2003 AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP.

                                 OTHER MATTERS

     As of the mailing of this proxy statement, the Board of Directors knows of no other business which will be presented for consideration to be submitted at the Annual Meeting. However, if any such other business should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the proxies in respect of any such business in accordance with their best judgment.

FINANCIAL STATEMENTS

     The Company's 2002 Annual Report on Form 10-K/A is incorporated herein by reference and is being mailed with this proxy statement to stockholders entitled to notice of the Annual Meeting. In addition, the Company's Quarterly Reports on SEC Form 10-Q for the periods ending March 31, 2003 and June 30, 2003 are incorporated herein by reference and are available for inspection with the SEC or upon request at the executive offices of the Company.

PROPOSALS BY STOCKHOLDERS

     Proposals of stockholders intended to be presented at the 2004 Annual Meeting of Stockholders must be received by the Company on or before July 8, 2004 in order to be eligible for inclusion in the Company's proxy statement and form of proxy for the meeting, unless the 2004 Annual Meeting of Stockholders is scheduled to be held before November 10, 2004. If the Company schedules the 2004 Annual Meeting of Stockholders for a date earlier than November 10, 2004, the Company will announce the date on which the meeting will be held in a filing with the SEC and proposals of stockholders intended to be presented at the meeting must be received by the Company a reasonable time before the Company begins to print and mail proxy materials. Any stockholder proposal must comply with all applicable rules and regulations of the SEC. Proxies solicited by the Board of Directors for the 2004 Annual Meeting may confer discretionary authority to vote on any proposals notice of which is not received by that date.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          BRIAN J. O'DONOGHUE
                                          Secretary

New York, New York
November 5, 2003

                                  DETACH HERE

                                     PROXY

                             VIEWPOINT CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 10, 2003

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Viewpoint Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated November 5, 2003, and hereby appoints Jerry S. Amato and William H. Mitchell, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Viewpoint Corporation to be held at The New York Marriott Marquis Hotel, 1535 Broadway, 9th Floor, New York, NY 10036, at 10:00 A.M., local time, and at any adjournment or adjournments thereof, and to vote all shares of Viewpoint Corporation common stock that the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side hereof.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PERSONS AND THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXY HOLDERS DEEM ADVISABLE.


SEE REVERSE                                                          SEE REVERSE
   SIDE                                                                  SIDE

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                             Viewpoint Corporation
                       c/o Equiserve Trust Company, N.A.
                                 P.O. Box 8694
                              Edison NJ 08818-8694

                                  Your Vote Is Important Please Vote Immediately

Vote-by-Internet                                                  Vote-by-telephone
Log on to the internet and                or                      call Toll-free
go to http://www.eproxyvote.com/                                  1-877-PRX-VOTE
vwpt                                                              (1-877-779-8683)

                                    If You Vote Over The Internet Or By Telephone, Please Do Not Mail Your Card
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                                          DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL


[X] Please mark
    Votes as in
    this example.


    1. Election of Directors
                                                                                                           FOR    AGAINST   ABSTAIN
       NOMINEES: (01) Jerry Amato, (02) Thomas Bennett,           2 To ratify the appointment of           [ ]      [ ]       [ ]
       (03) James Crabble, (04) Stephen Duff                        PricewaterhouseCoopers LLP as
       (05) Samuel Jones and (06) Robert E. Rice                    independent accountants for
                                                                    Viewpoint for the 2003
                 FOR                 WITHHELD                       fiscal year

                 [ ]                   [ ]

                                                                  3 To transact such other business
                                                                    as may properly come before the
                                                                    meeting or any adjournments
                                                                    thereof.


                                                                    MARK HERE FOR ADDRESS [ ]
                                                                    CHANGE AND NOTE AT LEFT


                                                                  THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL
                                                                  MEETING DATED NOVEMBER 5, 2003.

                                                                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING
                                                                  THE ENCLOSED ENVELOPE.

[ ] _______________________________________                       NOTE: Please sign exactly as name appears on your stock
(Instructions: To withhold authority to                           certificate. If the stock is registered in the names of
vote for any individual nominee, write                            two or more persons, each should sign. Executors, administrators,
that nominee's name in the space                                  trustees, guardians, attorneys and corporate officers should
provided below).                                                  insert their titles.






















Signature:__________________________________ Date:_______________ Signature:__________________________________ Date:_______________
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